Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------


August 24, 2009


U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549


Re:   EnzymeBioSystems


Dear Sirs:

We were previously the principal auditors for EnzymeBioSystems, and we reported on the financial statements of EnzymeBioSystems, for the period from inception, June 26, 2009 to the fiscal year ending June 30, 2009. We have read EnzymeBioSystems's statements under Item 4.01 of its Form 8-K, dated August 24, 2009, and we agree with such statements.

For the most recent fiscal period through to August 24, 2009, there have been no disagreements between EnzymeBioSystems and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.


Yours truly,

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates, Chartered
    Las Vegas, Nevada


             6490 West Desert Inn Road, Las Vegas, NV 89146
                   (702) 253-7499 Fax (702) 253-7501

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